UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 22, 2019 (February 19, 2019)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 19, 2019, Windstream Holdings, Inc. (“Windstream Holdings”), Windstream Services, LLC (collectively with Windstream Holdings, “Windstream”) and Anthony W. Thomas, President and Chief Executive Officer of Windstream, entered into an employment agreement (the “Employment Agreement”) that replaces and supersedes the previous employment agreement dated September 1, 2017 (the “Previous Employment Agreement”) by and between Mr. Thomas and Windstream Holdings.
As outlined in detail below, the terms of the Employment Agreement and Mr. Thomas’ employment are substantially consistent with the Previous Employment Agreement, except that the term has been extended to March 1, 2024, and Windstream Services, LLC, is now a party. The Board of Directors initially discussed entering into the agreement in early February at its regularly scheduled quarterly board meeting. The Board of Directors and Mr. Thomas were finalizing the agreement at the time Windstream received a negative court ruling in the Southern District of New York. Mr. Thomas’ continued leadership and performance are critical to the success of Windstream and provide the continuity and stability needed for the Company to focus on serving customers and all other stakeholders while the Board of Directors and management evaluate Windstream’s options. The Board of Directors determined that extending Mr. Thomas’ employment is in the best interests of Windstream and its stakeholders and confirms both the Board of Directors’ and Mr. Thomas’ long-term commitment and confidence in the future of Windstream.
The Employment Agreement provides that Mr. Thomas will be employed as Chief Executive Officer and President and serve on its Board of Directors from February 19, 2019 to March 1, 2024, subject to annual renewals thereafter (the “Employment Period”). During the Employment Period, Mr. Thomas’ annual base salary will not be less than $1,000,000 and his target annual bonus opportunity will not be less than 188% of his base salary. On February 19, 2019, as consideration for execution of the Employment Agreement, Mr. Thomas received a one-time, time-based cash award of $2,000,000 that will vest in full on the third anniversary of the date of grant. Mr. Thomas is also eligible to participate in all equity incentive, employee benefits and perquisite plans, programs and arrangements that are no less favorable to Mr. Thomas than the plans, programs and arrangements provided to other senior executives of Windstream.

If, during the Employment Period, Mr. Thomas’ employment is terminated, other than for Cause, Disability or death, or Mr. Thomas terminates his employment with Windstream for Good Reason, other than during the two-year period following a Change in Control, then Windstream will pay to Mr. Thomas, in a lump sum, the following amounts: (i) his annual base salary through the date of termination and any other vested benefits, in each case to the extent not previously paid, and (ii) three times his annual base salary.

If, during the Employment Period, (i) Windstream terminates Mr. Thomas’ employment without Cause, or an event constituting Good Reason occurs, following the public announcement of a definitive agreement that, when consummated, would constitute a Change in Control and such Change in Control is consummated or (ii) Mr. Thomas’ employment is terminated other than for Cause, Disability or death, or Mr. Thomas terminates his employment with Windstream for Good Reason, during the two-year period following a Change in Control, then Windstream will pay Mr. Thomas the following amounts:

(i)	annual base salary through the date of termination and any other vested benefits, in each case to the extent not previously paid;

(ii)	a pro-rated amount of his target annual incentive compensation for the year of termination;

(iii)	three times the sum of his base salary and target annual incentive compensation (in each case, as in effect immediately prior to the Change in Control or, if higher, on the date of termination);

(iv)	a cash equivalent for three years of health care premiums; and

(v)	outplacement services with a value of no more than $50,000.

If Mr. Thomas’ employment terminates for any other reason, then the Employment Agreement will terminate without further obligation or payment of severance benefits to Mr. Thomas, except that Windstream will have the obligation to pay his annual base salary through the date of termination and any other vested benefits.

Upon termination of employment, Mr. Thomas is prohibited from soliciting employees or customers of or competing against Windstream and its affiliates for (i) two years following a termination due to a Change in Control or (ii) one year following any other termination and is subject to confidentiality and non-disparagement restrictions. Moreover, Mr. Thomas is required to sign a waiver and release of all claims against Windstream and its affiliates prior to receiving severance benefits under the Employment Agreement.

The foregoing description of the Employment Agreement is a summary, does not purport to be complete and is qualified in its entirety by the complete text of the Employment Agreement itself, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference. Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to such terms in the Employment Agreement attached hereto as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are filed with this report:

Exhibit Number	Description
10.1	Employment Agreement, dated February 19, 2019, by and between Windstream Holdings, Inc., Windstream Services, LLC and Anthony W. Thomas

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody
Title:	Senior Vice President, General Counsel and Corporate Secretary	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: February 22, 2019